Exhibit 99.1

Antero Midstream Reports Second Quarter 2019 Financial and Operating Results

Denver, Colorado, July 31, 2019—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today released its second quarter 2019 financial and operating results. The relevant condensed consolidated financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which has been filed with the Securities and Exchange Commission.

Second Quarter 2019 Highlights Include:

•	Net income increased by 32% to $69 million compared to the prior year period, or $0.14 per share
•	Adjusted Net Income increased by 19% to $78 million compared to the pro forma prior year quarter, or $0.15 per share (non-GAAP measure)
•	Adjusted EBITDA increased by 18% to $206 million compared to the pro forma prior year quarter (non-GAAP measure)
•	Distributable Cash Flow increased by 9% to $156 million compared to the pro forma prior year quarter (non-GAAP measure)
•	Net Debt to trailing twelve months pro forma Adjusted EBITDA ratio was 3.2x at the end of the quarter (non-GAAP measure)
•	Upsized $650 million senior note offering and priced at 5.75% coupon at par with a 2028 maturity resulting in $1.4 billion of liquidity as of June 30, 2019
•	Planning to expand scope of water business into flowback and produced water operations
•	Declared a dividend of $0.3075 per share ($1.23 per share annualized), resulting in a year-over-year increase of 40% and 146% for previous holders of Antero Midstream Partners and Antero Midstream GP LP, respectively

Commenting on Antero Midstream, Paul Rady, Chairman and CEO said, “Antero Midstream continued to deliver its organic growth strategy during the quarter generating 34% and 54% increases in low pressure gathering and compression volumes, respectively, compared to the second quarter of 2018. Looking forward, Antero Midstream will continue to organically build out the infrastructure needed to support Antero Resources’ development plan which targets a 10% compound annual growth rate in net production at current strip pricing. Antero Resources has announced that is has already achieved material well cost savings this year and has initiatives underway to achieve a 10% to 14% reduction in well costs, as well as further reductions in lease operating expenses, by 2020. Antero Resources has announced that it believes these well cost and operating cost reductions will enable it to continue executing its development plan at current strip pricing.”

Mr. Rady further added, “Importantly, the integrated development program results in capital efficient spending at both Antero Resources and Antero Midstream, allowing for a strong balance sheet at both entities assuming the current commodity price strip.”

For a discussion of the non-GAAP financial measures including Adjusted EBITDA, Adjusted Net Income and Distributable Cash Flow presented on an actual and pro forma basis, as well as Net Debt, please see “Non-GAAP Financial Measures.”

Incremental Flowback and Produced Water Services

In conjunction with Antero Resources’ well cost initiatives, Antero Midstream plans to expand the scope of its water business to support the growing flowback and produced water volumes from Antero Resources. Antero Midstream plans to implement localized storage and fresh water blending operations, utilize mobile treatment for flowback and produced water volumes in Antero’s northern fairway, repurpose portions of the existing fresh water system to transport flowback and produced water, and construct a limited amount of new pipelines to deliver flowback and produced water to localized blending and treatment operations and the Antero Clearwater Facility. The fresh water blending and mobile treatment options could be implemented as soon as the second half of 2019 in certain areas of development. The infrastructure buildout will be a flexible, fit-for-purpose system based on Antero Resources’ development plan and Antero Midstream believes the system could be phased in beginning in 2020. These localized operations would replace a significant amount of the flowback and produced volumes trucked by third parties and generate attractive margins and rates of return for Antero Midstream, while also resulting in significant savings for Antero Resources.

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Based on ongoing assessments of drilling and completion designs, Antero Resources announced that it expects to trend lower in water used in completion operations over time. Depending on the areas being developed, Antero Resources expects water use will be reduced by 5 to 7 barrels per foot from the current design of 40 to 45 barrels per foot to 35 to 38 barrels per foot in the Marcellus, beginning in January 2020. Based on Antero’s expected completion schedule in 2020, this would result in a reduction in Adjusted EBITDA for Antero Midstream of approximately $25 to $35 million.  Importantly, Antero Resources has announced that the savings from completion optimization, combined with other savings initiatives, is forecast to allow Antero Resources to continue targeting its 10% production CAGR, despite the decline in overall commodity prices.  In combination with the expanded scope of produced water services, the continued development plan for Antero Resources is expected to offset a majority of the cash flow impact to Antero Midstream from reduced water use.

Antero Midstream Second Quarter Financial Results

The previously announced simplification transaction between Antero Midstream GP LP (“AMGP”) and Antero Midstream Partners LP (“Antero Midstream Partners”) closed on March 12, 2019. GAAP financial results for periods prior to the closing of the simplification transaction reflect the financial results of AMGP. The financial and operating results and comparisons for periods prior to the closing of the simplification transaction that are discussed in this release are based on the pro forma results of Antero Midstream Corporation as if the transaction had occurred on January 1, 2018. GAAP and pro forma financial statements can be found in the back of this release.

Low pressure gathering volumes for the second quarter of 2019 averaged 2,662 MMcf/d, a 34% increase as compared to the prior year quarter. Compression volumes for the second quarter of 2019 averaged 2,396 MMcf/d, a 54% increase as compared to the second quarter of 2018. High pressure gathering volumes for the second quarter of 2019 averaged 2,620 MMcf/d, a 36% increase over the second quarter of 2018. The year-over-year increase in gathering and compression volumes was driven by production growth from Antero Resources in Antero Midstream’s area of dedication. Fresh water delivery volumes averaged 122 MBbl/d during the quarter, a 46% decrease compared to the second quarter of 2018, driven by a decrease in Antero Resources’ completion activity. During the quarter, Antero Resources released one of its completion crews, which was subsequently recontracted early in the third quarter of 2019 and is expected to drive an increase in completion activity and fresh water delivery volumes in the second half of 2019. Antero Midstream treated an average of 29 MBbl/d of wastewater at the Antero Clearwater Facility during the second quarter of 2019.

Gross processing volumes from the 50/50 processing and fractionation joint venture with MarkWest (a wholly-owned subsidiary of MPLX) (the “Joint Venture”) averaged 986 MMcf/d for the second quarter of 2019, an increase of 73% compared to the prior year quarter. The five Sherwood Joint Venture plants operated at 99% utilization for the quarter. Gross Joint Venture fractionation volumes averaged 27 MBbl/d, a 170% increase compared to the prior year quarter. The year-over-year increase in processing and fractionation volumes is primarily driven by the increase in Antero Resources’ rich gas and C3+ NGL production volumes.

	Three Months Ended June 30%
Average Daily Volumes:	2018(1)	2019	Change
Low Pressure Gathering (MMcf/d)	1,981	2,662	34%
Compression (MMcf/d)	1,558	2,396	54%
High Pressure Gathering (MMcf/d)	1,932	2,620	36%
Fresh Water Delivery (MBbl/d)	228	122	(46)%
Clearwater Treatment Volumes (MBbl/d)	8	29	263%
Gross Joint Venture Processing (MMcf/d)	571	986	73%
Gross Joint Venture Fractionation (MBbl/d)	10	27	170%

1. Three months ended June 30, 2018 presented on a pro forma basis

For the three months ended June 30, 2019, revenues were $256 million, comprised of $167 million from the Gathering and Processing segment and $89 million from the Water Handling and Treatment segment, net of $(9) million of amortization of customer contracts. Revenues increased 5% compared to the prior year quarter, driven by growth in gathering, compression, and Clearwater treatment volumes. Water Handling and Treatment segment revenues include $12 million from wastewater treatment at the Antero Clearwater Facility and $40 million from wastewater handling and high rate water transfer services, which are billed at cost plus 3%.

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Direct operating expenses for the Gathering and Processing and Water Handling and Treatment segments were $12 million and $52 million, respectively, for a total of $64 million, compared to $76 million in total direct operating expenses in the prior year quarter. Water Handling and Treatment direct operating expenses include $9 million from wastewater treatment at the Antero Clearwater Facility and $39 million from wastewater handling and high rate water transfer services, which are billed at cost plus 3%. General and administrative expenses excluding equity-based compensation were $13 million during the second quarter of 2019. Total operating expenses were $138 million, including $36 million of depreciation, $22 million of equity-based compensation, $1 million of impairment and $2 million of accretion of contingent acquisition consideration and asset retirement obligations.

Net income was $69 million, or $0.14 per share. Adjusted Net Income was $78 million, or $0.15 per share, representing a 19% increase compared to the prior year quarter. Adjusted EBITDA was $206 million, an 18% increase compared to the prior year quarter. Adjusted EBITDA for the quarter included $19 million in combined distributions from Stonewall Gathering LLC and the processing and fractionation Joint Venture. Cash interest paid was $12 million. The increase in cash reserved for bond interest during the quarter was $18 million. Maintenance capital expenditures during the quarter totaled $18 million and Distributable Cash Flow was $156 million, representing a 9% increase over the prior year quarter. Based on the previously declared dividend of $0.3075 per share, Antero Midstream’s Distributable Cash Flow coverage ratio was 1.0x.

The following table reconciles net income to Adjusted Net Income, Adjusted EBITDA and Distributable Cash Flow as used in this release (in thousands):

	Three Months Ended June 30,
	2018(1)	2019
Net income	$52,614	69,274
Amortization of customer relationships	8,533	8,534
Impairment expense	4,614	594
Adjusted Net Income	65,761	78,402
Interest expense	20,085	31,521
Provision for income tax expense	19,974	30,419
Depreciation expense	44,820	36,447
Accretion of contingent acquisition consideration	3,947	2,297
Accretion of asset retirement obligations	34	69
Equity-based compensation	14,978	21,543
Equity in earnings of unconsolidated affiliates	(6,272)	(13,623)
Distributions from unconsolidated affiliates	10,810	19,085
Adjusted EBITDA	174,137	206,160
Interest paid	(6,270)	(11,896)
Decrease (increase) in cash reserved for bond interest (2)	(8,734)	(18,390)
Maintenance capital expenditures	(17,289)	(17,909)
AMGP general and administrative expenses	2,398	—
Income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards (3)	(1,500)	(1,827)
Distributable Cash Flow	$142,742	156,138

Distributions or Dividends Declared to Antero Midstream Holders
Distributions to Limited Partners	$77,624	—
Distributions to incentive distribution rights and Series B unitholders	23,782	—
Dividends	—	154,093
Total Aggregate Distributions and Dividends	$101,046	154,093

Distributable Cash Flow Coverage Ratio	1.4x	1.0x

1)	Three months ended June 30, 2018 presented on a pro forma basis.
2)	Cash reserved for bond interest expense on Antero Midstream’s senior notes outstanding during the period that is paid on a semi-annual basis.
3)	Maintenance capital expenditures represent the portion of our estimated capital expenditures associated with (i) the connection of new wells to our gathering and processing systems that we believe will be necessary to offset the natural production declines Antero Resources will experience on all of its wells over time, and (ii) water delivery to new wells necessary to maintain the average throughput volume on our systems.

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Gathering and Processing —During the second quarter of 2019, Antero Midstream connected 44 wells to its gathering system and Antero Midstream’s compression capacity was approximately 88% utilized throughout the quarter. Antero Midstream expects to add 120 MMcf/d of additional compression capacity in the Marcellus Shale during the second half of 2019 to support the anticipated growth in Antero Resources’ production. Antero Resources is currently operating four drilling rigs on Antero Midstream dedicated acreage. The Joint Venture’s processing capacity is currently 1.0 Bcf/d, which was 99% utilized in the second quarter of 2019. The Sherwood 12 processing plant with 200 MMcf/d of capacity is mechanically complete and will be placed into commercial service in the third quarter on a just-in-time basis to support the anticipated growth in liquids-rich production from Antero Resources. The Joint Venture expects the Sherwood 13 processing plant to be placed into service in the fourth quarter of 2019, bringing the Joint Venture’s total processing capacity to 1.4 Bcf/d.

Water Handling and Treatment — Antero Midstream’s Marcellus water delivery systems serviced 25 well completions during the second quarter of 2019, a 48% decrease from the prior year quarter. During the second quarter, Antero Resources operated three completion crews. During the third quarter Antero Resources added an additional completion crew that is expected to drive an increase in fresh water delivery volumes during the second half of 2019 as compared to the second quarter of 2019. During the quarter, Antero Midstream treated an average of 29 MBbl/d of wastewater at the Antero Clearwater Facility. The facility was voluntarily shut down for approximately two weeks during the quarter for the installation of additional equipment designed to improve the quality and consistency of the byproducts and reduce the associated operating expenses with the disposal of those byproducts. Excluding the shut-down, the Antero Clearwater Facility treated approximately 36 MBbl/d on average during the second quarter.

Balance Sheet and Liquidity

As of June 30, 2019, Antero Midstream had approximately $595 million drawn on its $2.0 billion bank credit facility, resulting in approximately $1.4 billion of liquidity. Antero Midstream’s Net Debt to trailing twelve months pro forma Adjusted EBITDA was 3.2x as of June 30, 2019.

Commenting on Antero Midstream’s growth and balance sheet, Michael Kennedy, CFO of Antero Midstream said, “Antero Midstream exited the second quarter with a strong balance sheet with Net Debt to trailing twelve months pro forma Adjusted EBITDA of 3.2x and $1.4 billion of liquidity after a successful upsized senior note offering at an attractive 5.75% coupon. Consistent with prior expectations, Antero Midstream does not need to access the equity markets to deliver on its organic project backlog and is targeting high single digit return of capital growth to shareholders in 2020 as compared to 2019.”

Capital Investments

Total capital expenditures including investments in the Joint Venture were $163 million during the second quarter of 2019. Gathering, compression, and water infrastructure capital investments totaled $125 million and investments in unconsolidated affiliates for the Joint Venture were $38 million during the quarter. Capital invested in gathering systems and related facilities was $82 million and capital invested in water handling and treatment assets was $43 million.

Conference Call

A conference call for Antero Midstream is scheduled on Thursday, August 1, 2019 at 10:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter. To participate in the call, dial in 877-407-9126 (U.S.), or 201-493-6751 (International) and reference “Antero Midstream”. A telephone replay of the call will be available until Thursday, August 8, 2019 at 10:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13691275.

A simultaneous webcast of the call and presentation may be accessed over the internet at www.anteromidstream.com. The webcast will be archived for replay on Antero Midstream’s website until Thursday, August 8, 2019 at 10:00 am MT.

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Presentation

An updated Company Presentation will be posted to Antero Midstream’s website. The presentation can be found at www.anteromidstream.com on the homepage. Information on Antero Midstream’s website does not constitute a portion of, and is not incorporated by reference into, this press release.

Pro Forma Information

The pro forma information presented herein is for illustrative purposes only. If this simplification transaction had occurred in the past, operating results might have been materially different from those presented in the pro forma financial information. The pro forma financial information should not be relied upon as an indication of operating results that Antero Midstream would have achieved if the simplification transaction had taken place on January 1, 2018. In addition, future results may vary significantly from the pro forma results reflected in this release and should not be relied upon as an indication of Antero Midstream’s future results. For more information, please see Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses non-GAAP financial measures that are presented on an actual and pro forma basis. The definitions, uses, reconciliations to the nearest GAAP financial measure, and disclosures discussed in this release apply to both an actual and pro forma basis. Antero Midstream uses Adjusted EBITDA as an important indicator of Antero Midstream’s performance. Antero Midstream defines Adjusted EBITDA as net income before amortization of customer relationships, impairment expense, interest expense, provision for income taxes, depreciation expense, accretion, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates, and including cash distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;
•	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and
•	the viability of acquisitions and other capital expenditure projects.

Antero Midstream’s defines Distributable Cash Flow as Adjusted EBITDA less interest paid, cash reserved for bond interest, income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards and ongoing maintenance capital expenditures paid. Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of Antero Midstream from period to period and to compare the cash generating performance for specific periods to the cash dividends (if any) that are expected to be paid to shareholders. Distributable Cash Flow does not reflect changes in working capital balances.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures. The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income. The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income. Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA. You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Antero Midstream defines consolidated net debt as consolidated total debt less cash and cash equivalents. Antero Midstream views consolidated net debt as an important indicator in evaluating Antero Midstream’s financial leverage.

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The following table reconciles consolidated total debt to consolidated net debt (“Net Debt”) as used in this release (in thousands):

June 30, 2019
Bank credit facility	$594,500
5.375% senior notes due 2024	652,600
5.75% senior notes due 2027	653,250
5.75% senior notes due 2028	650,000
Net unamortized debt issuance costs	(24,016)
Consolidated total debt	$2,526,334
Cash and cash equivalents	(7,791)
Consolidated net debt	$2,518,543

Antero Midstream defines Adjusted Net Income as net income plus amortization of customer contracts and impairment. Antero Midstream believes Adjusted Net Income is useful to investors in evaluating operational trends and its performance relative to other midstream companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance.

The following table reconciles pro forma net income to pro forma Adjusted EBITDA for the twelve months ended June 30, 2019 as used in this release (in thousands):

Twelve Months Ended June 30, 2019
Pro forma net income	$366,616
Amortization of customer relationships	34,228
Impairment expense	8,733
Pro forma Adjusted Net Income	409,577
Interest expense	104,835
Income tax expense	131,532
Depreciation expense	149,628
Accretion of contingent acquisition consideration	(95,566)
Accretion of asset retirement obligations	209
Equity-based compensation	61,804
Equity in earnings of unconsolidated affiliates	(43,536)
Distributions from unconsolidated affiliates	64,985
Pro forma Adjusted EBITDA	$783,468

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in West Virginia and Ohio, as well as integrated water assets that primarily service Antero Resources Corporation’s properties. The Company’s website is located at www.anteromidstream.com.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as Antero Midstream’s ability to execute its business plan, information regarding potential incremental flowback and produced water services, which are subject to approval by the Board of Antero Midstream, and there can be no assurance that such approval will be obtained, information regarding long-term financial and operating outlooks for Antero Midstream and Antero Resources and information regarding Antero Resources’ expected future growth and its ability to meet its drilling and development plan are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

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Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, Antero Midstream’s ability to execute its business strategy, competition and governmental regulations, actions taken by third party producers, operators, processors and transporters, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019

For more information, contact Michael Kennedy – CFO of Antero Midstream at (303) 357-6782 or mkennedy@anteroresources.com.

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ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Balance Sheets

December 31, 2018 and June 30, 2019

(Unaudited)

(In thousands)

	December 31, 2018	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$2,822	7,791
Accounts receivable–Antero Resources	—	103,898
Accounts receivable–third party	—	586
Other current assets	87	3,092
Total current assets	2,909	115,367
Property and equipment, net	—	3,744,336
Investments in unconsolidated affiliates	43,492	1,186,161
Deferred tax asset	1,304	—
Customer relationships	—	547,685
Goodwill	—	1,135,266
Other assets, net	—	40,194
Total assets	$47,705	6,769,009

Liabilities and Equity
Current liabilities:
Accounts payable–Antero Resources	$731	5,021
Accounts payable–third party	28	27,003
Accrued liabilities	407	82,077
Contingent acquisition consideration	—	120,270
Asset retirement obligations	—	2,615
Taxes payable	15,678	—
Other current liabilities	—	518
Total current liabilities	16,844	237,504
Long-term liabilities:
Long-term debt	—	2,526,334
Asset retirement obligations	—	3,402
Deferred tax liability	—	26,738
Other	—	2,672
Total liabilities	16,844	2,796,650

Partners' Capital and Stockholders' Equity:
Common shareholders—186,219 shares issued and outstanding at December 31, 2018; none issued and outstanding at June 30, 2019	(41,969)	—
IDR LLC Series B units (66 units vested at December 31, 2018; none issued and outstanding at June 30, 2019)	72,830	—
Preferred stock, $0.01 par value: none authorized or issued at December 31, 2018; 100,000 authorized at June 30, 2019
Series A non-voting perpetual preferred stock; none designated, issued or outstanding at December 31, 2018; 12 designated and 10 issued and outstanding at June 30, 2019	—	—
Common stock, $0.01 par value; none authorized, issued or outstanding at December 31, 2018; 2,000,000 authorized and 506,847 issued and outstanding at June 30, 2019	—	5,068
Additional paid-in capital	—	3,874,820
Accumulated earnings	—	92,471
Total partners' capital and stockholders' equity	30,861	3,972,359
Total liabilities and partners' capital and stockholders' equity	$47,705	6,769,009

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ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income

Three Months Ended June 30, 2018 and 2019

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2018	2019
Revenue:
Gathering and compression–Antero Resources	$—	168,925
Water handling and treatment–Antero Resources	—	95,181
Water handling and treatment–third party	—	46
Amortization of customer relationships	—	(8,534)
Total revenue	—	255,618
Operating expenses:
Direct operating	—	63,998
General and administrative (including $9,111 and $21,543 of equity-based compensation in 2018 and 2019, respectively)	11,509	34,622
Impairment of property and equipment	—	594
Depreciation	—	36,447
Accretion and change in fair value of contingent acquisition consideration	—	2,297
Accretion of asset retirement obligations	—	69
Total operating expenses	11,509	138,027
Operating income (loss)	(11,509)	117,591
Interest expense, net	(18)	(31,521)
Equity in earnings of unconsolidated affiliates	33,145	13,623
Income before taxes	21,618	99,693
Provision for income tax expense	(7,231)	(30,419)
Net income and comprehensive income	$14,387	69,274

Net income per share–basic and diluted	$0.07	0.14

Weighted average common shares outstanding:
Basic	186,199	506,816
Diluted	186,199	507,767

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ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2018 and 2019

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2019
Cash flows provided by (used in) operating activities:
Net income	$27,192	78,922
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions received from Antero Midstream Partners LP, prior to the Transactions	52,232	43,492
Depreciation	—	44,097
Accretion and change in fair value of contingent acquisition consideration	—	3,346
Accretion of asset retirement obligations	—	79
Impairment of property and equipment	—	594
Deferred income taxes	—	28,042
Equity-based compensation	17,745	32,966
Equity in earnings of unconsolidated affiliates	(61,598)	(16,503)
Distributions from unconsolidated affiliates	—	23,860
Amortization of customer relationships	—	10,315
Amortization of deferred financing costs	18	1,102
Changes in assets and liabilities:
Accounts receivable–Antero Resources	—	38,414
Accounts receivable–third party	—	9
Other current assets	(974)	(1,867)
Accounts payable–Antero Resources	(6)	973
Accounts payable–third party	31	(4,629)
Accrued liabilities	506	(15,370)
Income taxes payable	(548)	(15,678)
Net cash provided by operating activities	34,598	252,164
Cash flows provided by (used in) investing activities:
Additions to gathering systems and facilities	—	(89,206)
Additions to water handling and treatment systems	—	(51,984)
Investments in unconsolidated affiliates	—	(103,409)
Cash received on acquisition of Antero Midstream Partners LP	—	619,532
Cash consideration paid to Antero Midstream Partners LP unitholders	—	(598,709)
Change in other assets	—	2,375
Net cash used in investing activities	—	(221,401)
Cash flows provided by (used in) financing activities:
Distributions to shareholders	(34,073)	(182,625)
Distributions to Series B unitholders	(1,197)	(3,720)
Distributions to preferred shareholders	—	(98)
Issuance of senior notes	—	650,000
Payments of deferred financing costs	(15)	(6,952)
Payments on bank credit facilities, net	—	(480,500)
Employee tax withholding for settlement of equity compensation awards	—	(1,828)
Other	—	(71)
Net cash used in financing activities	(35,285)	(25,794)
Net increase (decrease) in cash and cash equivalents	(687)	4,969
Cash and cash equivalents, beginning of period	5,987	2,822
Cash and cash equivalents, end of period	$5,300	7,791
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3	31,147
Cash paid during the period for income taxes	$13,867	16,001
Increase in accrued capital expenditures and accounts payable for property and equipment	$—	9,447

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PRO FORMA ANTERO MIDSTREAM CORPORATION

Selected Operating Data

Three Months Ended June 30, 2018 and 2019

(Unaudited)

			Amount of
	Three Months Ended June 30,		Increase	Percentage
	2018(1)	2019	or Decrease	Change
Operating Data:
Gathering—low pressure (MMcf)	180,268	242,266	61,998	34%
Gathering—high pressure (MMcf)	175,818	238,406	62,588	36%
Compression (MMcf)	141,819	218,020	76,201	54%
Fresh water delivery (MBbl)	20,766	11,147	(9,619)	(46)%
Treated water (MBbl)	700	2,658	1,958	280%
Other fluid handling (MBbl)	4,382	5,086	704	16%
Wells serviced by fresh water delivery	48	25	(23)	(48)%
Gathering—low pressure (MMcf/d)	1,981	2,662	681	34%
Gathering—high pressure (MMcf/d)	1,932	2,620	688	36%
Compression (MMcf/d)	1,558	2,396	838	54%
Fresh water delivery (MBbl/d)	228	122	(106)	(46)%
Treated water (MBbl/d)	8	29	21	263%
Other fluid handling (MBbl/d)	48	56	8	17%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.32	0.33	0.01	3%
Average gathering—high pressure fee ($/Mcf)	$0.19	0.20	0.01	5%
Average compression fee ($/Mcf)	$0.19	0.19	—	—%
Average fresh water delivery fee ($/Bbl)	$3.78	3.90	0.12	3%
Average treatment fee ($/Bbl)	$4.11	4.50	0.39	9%
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	51,921	89,770	37,849	73%
Fractionation—Joint Venture (MBbl)	914	2,470	1,556	170%
Processing—Joint Venture (MMcf/d)	571	986	415	73%
Fractionation—Joint Venture (MBbl/d)	10	27	17	170%

 1) Three months ended June 30, 2018 are presented on a pro forma basis

*	Not meaningful or applicable.

11

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Results of Segment Operations

Three Months Ended June 30, 2019

(Unaudited)

(In thousands)

		Water		Pro Forma
	Gathering and	Handling and		Consolidated
	Processing	Treatment	Unallocated	Total
Three months ended June 30, 2019
Revenues:
Revenue–Antero Resources	$168,925	95,181	—	264,106
Revenue–third-party	—	46	—	46
Amortization of customer contracts	(2,402)	(6,132)	—	(8,534)
Total revenues	166,523	89,095	—	255,618

Operating expenses:
Direct operating	12,377	51,621	—	63,998
General and administrative (excluding equity-based compensation)	7,335	3,958	1,786	13,079
Equity-based compensation	2,285	927	18,331	21,543
Impairment of property and equipment	592	2	—	594
Depreciation	12,721	23,726	—	36,447
Accretion and change in fair value of contingent acquisition consideration	—	2,297	—	2,297
Accretion of asset retirement obligations	—	69	—	69
Total expenses	35,310	82,600	20,117	138,027
Operating income	131,213	6,495	(20,117)	117,591
Other income (expenses):
Interest expense, net	—	—	(31,521)	(31,521)
Equity in earnings of unconsolidated affiliates	13,623	—	—	13,623
Income before taxes	144,836	6,495	(51,638)	99,693
Provision for income tax expense	—	—	(30,419)	(30,419)
Net income and comprehensive income	$144,836	6,495	(82,057)	69,274

Adjusted EBITDA				$206,160

12

PRO FORMA ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Results of Segment Operations

Three Months Ended June 30, 2018

(Unaudited)

(In thousands)

		Water			Pro Forma
	Gathering and	Handling and	Pro Forma		Consolidated
	Processing	Treatment	Adjustments	Unallocated	Total
Three months ended June 30, 2018
Revenues:
Revenue–Antero Resources	$118,136	132,231	—	—	250,367
Revenue–third-party	—	25	—	—	25
Gain on sale of assets–Antero Resources	583	—	—	—	583
Amortization of customer contracts	—	—	(8,533)	—	(8,533)
Total revenues	118,719	132,256	(8,533)	—	242,442

Operating expenses:
Direct operating	12,405	63,218	—	—	75,623
General and administrative (excluding equity-based compensation)	7,240	2,387	—	2,398	12,025
Equity-based compensation	4,754	1,113	—	9,111	14,978
Impairment of property and equipment	4,614	—	—	—	4,614
Depreciation	24,258	12,175	8,387	—	44,820
Accretion and change in fair value of contingent acquisition consideration	—	3,947	—	—	3,947
Accretion of asset retirement obligations	—	34	—	—	34
Total expenses	53,271	82,874	8,387	11,509	156,041
Operating income	65,448	49,382	(16,920)	(11,509)	86,401
Other income (expenses):
Interest expense, net	—	—	(5,439)	(14,646)	(20,085)
Equity in earnings of unconsolidated affiliates	9,264	—	(2,992)	—	6,272
Income before taxes	74,712	49,382	(25,351)	(26,155)	72,588
Provision for income tax expense	—	—	(12,743)	(7,231)	(19,974)
Net income and comprehensive income	$74,712	49,382	(38,094)	(33,386)	52,614

Pro Forma Adjusted EBITDA					$174,137

13